EXHIBIT 11
                                                                      ----------

                             CRAGAR INDUSTRIES, INC.
                  Schedule of Computation of Earnings Per Share


Earnings (Loss) Per Share

                                                 Three Months Ended June 30,  Six Months Ended June 30,
                                                 --------------------------   -------------------------
                                                     2002           2001          2002          2001
                                                 -----------    -----------   -----------   -----------
Income (loss) from continuing operations
Income (Loss)                                    $   (41,370)   $    21,613   $   247,679   $    80,066
Less:  Preferred Stock Dividends in Arrears             --             --            --            --
                                                 -----------    -----------   -----------   -----------
Income (loss) available to Common Stockholders   $   (41,370)   $    21,613   $   247,679   $    80,066
                                                 ===========    ===========   ===========   ===========

Basic EPS - Weighted Average
         Shares  Outstanding                       3,897,611      3,633,422     3,897,611     3,612,744
                                                 ===========    ===========   ===========   ===========

Basic Earnings (loss) Per Share                  $     (0.01)   $      0.01   $      0.06   $      0.02
                                                 ===========    ===========   ===========   ===========

Basic EPS - Weighted Average
         Shares  Outstanding                       3,897,611      3,633,422     3,897,611     3,612,744

Effect of Diluted Securities:
         Stock options and Warrants                     --        1,817,054          --       1,822,823
         Convertible Preferred Stock                    --             --            --            --
                                                 -----------    -----------   -----------   -----------
Diluted EPS - Weighted Average
         Shares Outstanding                        3,897,611      5,450,476     3,897,611     5,435,567
                                                 ===========    ===========   ===========   ===========

Diluted Earmings Per Share                       $     (0.01)   $      0.00   $      0.06   $      0.01
                                                 ===========    ===========   ===========   ===========